Exhibit 1A-2A

Delaware The First State I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “AMERICAN HOMEOWNER PRESERVATION 2015A+, LLC”, FILED IN THIS OFFICE ON THE TWENTY- FIRST DAY OF JANUARY, A.D. 2016, AT 2:39 O`CLOCK P.M.      Page 1    59434878100Authentication: 201713859 SR# 20160334223Date: 01-22-16 You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State  Division of Corporations    CERTIFICATE OF FORMATION  OF   Delivered  02:39 PM 01/21/2016FILED 02:39 PM 01/21/2016  SR 20160334223 - File Number 5943487     AMERICAN HOMEOWNER PRESERVATION 2015A+, LLC   Pursuant to the Delaware Limited Liability Company Act, the undersigned, being authorized to execute and file this Certificate of Formation, hereby certifies that:   FIRST:The name of the limited liability company is: American Homeowner Preservation 2015A+, LLC  (hereinafter the "Company")   SECOND:   The address of the registered office of the Company in this State is:   Corporation Trust Center  1209 Orange Street  Wilmington, DE19801  THIRD:The name and address of the registered agent and registered office of the Company for service of process is:   The Corporation Trust Company  Corporation Trust Center  1209 Orange Street Wilmington, DE 19801   FOURTH:   The Company shall have perpetual existence.   IN WITNESS WHEREOF, the undersigned, being over the age of 18 years, has signed this Certificate of Formation this 21st, day of January, 2016     Jorge Newbery, Authorized Person